EXHIBIT 10.21

FIRST AMENDMENT TO LICENSE AGREEMENT

      WHEREAS effective August 2, 2005 (Effective Date), CHILDREN’S MEDICAL CENTER CORPORATION, a corporation organized and existing under the laws of the Commonwealth of Massachusetts and having its principal place of business at 300 Longwood Avenue, Boston, MA 02115 (hereinafter “CMCC”), and Effective Pharmaceuticals, INC. a corporation organized and existing under the laws of the State of Delaware, and having its principal place of business at 801 Brickell Avenue, 9th Floor, Miami, FL 33131 (hereinafter “COMPANY”), entered into an License Agreement (the “License Agreement”), which granted to COMPANY an exclusive license to certain patent rights referred to therein as CMCC 1093 and related to United States Patent No. 60/504,516 entitled “Treatment of Severe Distal Colitis”.

      WHEREAS, pursuant to Article IV Section A (1) of the License Agreement, Company paid CMCC the first installment of the license issue fee upon execution of the License Agreement. The option extension fees were credited against the first installment and Company paid CMCC fifty-two thousand five hundred (52,500) dollars as per Article IV section A (1).

      WHEREAS, the COMPANY and CMCC wish to amend Article IV Section A (1) of the License Agreement with regard to payment of the second installment of the license issue fee; and

      NOW, THEREFORE, CMCC and COMPANY hereby agree to amend Article IV Section A (1) of the License Agreement as stated herein.

The sentence below shall be deleted:

“A license issue fee of one hundred and fifty thousand ($150,000) dollars, payable in two equal installments, the first upon the execution of the License Agreement, and the second installment on the first anniversary of the Effective Date.”

and it shall be replaced with:

“A license issue fee of one hundred and fifty thousand ($150,000) dollars, payable in two equal installments, the first upon the execution of the License Agreement, and the second installment upon the earlier of :

(i) January 2, 2008,

(ii) Recruitment of the 20th patient for the Phase II clinical trial,

(iii) Execution of a sublicense agreement with respect to any of the rights, privileges and licenses granted in the License Agreement,

(iv) Termination of the License Agreement according to Article XIII of the License Agreement.

All other terms including those of Article IV of the License Agreement are unchanged and continue in full force and effect.

      IN WITNESS WHEREOF, CMCC and COMPANY have caused this instrument to be signed in duplicate by their duly authorized officers

CHILDREN’S MEDICAL CENTER CORPORATION
/s/ Brenda Manning
Brenda Manning, Ph.D.
Director of Licensing
Date: May 1, 2007

EFFECTIVE PHARMACEUTICALS, INC
/s/ A. Joseph Rudick
A. Joseph Rudick, M.D.
President
Date: May 9, 2007